Exhibit 10.3

LEASE

ARBUTUS SHOPPING CENTRE

OFFICE LEVEL

UNIT #200

BETWEEN:

ARBUTUS VILLAGE HOLDINGS LTD.
(the Landlord)

AND:

NICHOLASWU
(the Tenant)

Unit #200
ASC

INDEX

1	.	Demise
2	.	Definitions
3	.	Term
4	.	Rental

TENANTS COVENANTS

5	.	Basic Annual Rent
6	.	Rental Provisions
		(a)	Security Deposit
		(b)	Irregular Periods
7	.	Taxes and Other Charges
8	.	Right to Contest Taxes
9	.	Repairs
10	.	Compliance with Laws. Etc.
11	.	Inspection of Premises
12	.	Assignment and Sub-letting: Change of Control of Tenant
13	.	Concessions
14	.	State of Repair at Termination: Removal of Fixtures
15	.	Insurance
16	.	Invalidation of Landlord's Insurance
17	.	Increase of Landlord's Insurance Rates
18	.	Indemnity
19	.	Alterations to Premises: Fitting Out and Finishing
20	.	Bankruptcy, Etc.
21	.	Operating Expenses
22	.	Use of Premises
23	.	Distress
24	.	Subordination and Attornment by Tenant
25	.	Heating and Air Conditioning
26	.	Operating Covenants of Tenant
		(a)	Advertising Signs
		(b)	Use of Name of Shopping Centre
		(c)	Use of Trade Name of Tenant
		(d)	Loud Speakers, Etc.
		(e)	Hours of Business
		(f)	Operation of Business
		(g)	Damage to Plumbing
		(h)	Injury to Shopping Centre
		(i)	Overloading of Floors
		(j)	Sanitary Condition of Premises
		(k)	Cleaning of Windows
		(I)	Control of Parking
		(m)	Removal of Signs
		(n)	Liens
		(o)	Damage to the Shopping Centre
		(p)	Repair of Services, Etc.
		(q)	Notification of Defects
		(r)	Installation of Fire Equipment
		(s)	Soliciting in Common Areas

LANDLORD'S COVENANTS

27	.	Quiet Enjoyment
28	.	Fire, Etc. Insurance
29	.	Use of Common Areas
30	.	Maintenance of Common Areas

-i-

INDEX

ADDTlONAL COVENANTS

31	.	Use of Common Areas of the Shopping Centre
32	.	Performance of Tenant's Covenants by Landlord
33	.	Waivers by Landlord
34	.	Destruction and Damage by Fire, Etc.
35	.	A1terationlDemolition of Shopping Centre
36	.	Damage from Water, Etc.
37	.	Landlord Not Responsible for Any Loss, Damage, Etc.
38	.	No Creation of Partnership, Etc.
39	.	Notices
40	.	Overholding
41	.	Representations
42	.	Headings
43	.	Interpretation
44	.	Indemnifier's Covenants

SCHEDULES

Schedule A - Description of Premises
Schedule B -		Legal Description of Shopping Centre
Schedule C -		Description of Landlord and Tenant's Work

-ii-

ARBUTUS SHOPPING CENTRE

OFFICE LEVEL

THIS LEASE dated February 12, 2007 in pursuance of the "Land Transfer Form Act, Part 2", is made and entered Into by the Landlord and Tenant named herein who. in consideration of the covenants herein contained, agree as follows:

1	.	BASIC TERMS

		(a)	(i)	Landlord:		ARBUTUS VILLAGE HOLDINGS LTD.

			(ii)	Address of Landlord:		Suite 300,100 Park Royal
West Vancouver, B.C. V7T 1A2
		(b)	(i)	Tenant:		NICHOLASWU

			(ii)	Address of Tenant:		721 - 202nd Street
Langley, Be V2Z 1V7
			(iii)	Operating Name:		TBD TRUE HEALTH STUDIES

		(bb)	(i)	Indemnifier:		N/A

			(ii)	Address of
				Indemnifier:		N/A

		(c)	Premises:			Unit No. 200 - 4255 Arbutus Street,
Vancouver. B.C. V6J 4R1
		(d)	Floor Area:			Approximately 840 square feet

		(e)	(i)	Term:		Five (5) years

			(ii)	Commencement Date		March 1, 2007

			(ill)	Lease Expiration Date:		February 29,2012

		(f)	Basic Rent:

			Lease Years		Per Square Foot	Per Annum	Per Month
				1-5	$10.00	$8,400.00	$700.00

		(g) Fixturlng Period:				The Tenant shall have occupancy of the
Premises following execution of the Lease by
both parties until the Commencement Date for
the purposes of fixturing the Leased Premises
(the "Fixturing Period"). During the Fixturing
Period, the Tenant shall be bound by all the
provisions of the Lease save those requiring
payment of Basic Rent or Additional Rent.

		(h)	Permitted Use:			For the purpose of an acupuncture, chiropractic
and massage practice.

		(i)	Deposit:			$4,722.09, $2,381.04 to be applied against the
first month's Base and Additional Rent plus any
applicable Goods and Services Tax. $2,361.05
to be held as Security Deposit.

		(i)	Restrictive Covenant:			N/A

WITNESSETH THAT IN CONSIDERATION of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord doth demise and lease unto the Tenant the premises more partiCUlarly described In Schedule "A" hereto (which premises are herein called the "Premises" and form part of the Shopping Centre hereinafter defined). Excepting and reserving unto the Landlord any pipes, drains, wiring, conduits or any other services in the Premises used or constructed in connection with any other part of the building in which the Premises are situate or any other premises belonging to the Landlord or forming part of the Shopping Centre.

2.	DEFINITIONS

In this Lease the following words and phrases shall, unless there Is something in the context Inconsistent therewith, have the meanings herein specified.

	(a)	"Commencement Day" means the first day of the term of this Lease or the anniversary of such first day as the case may be;

(b)

"Common Areas of the Shopping Centre" mean the access roads, parking areas, malls, corridors, walkways, stairways, escalators. plazas, landscaped areas, receiving and loading areas, sidewalks and curbs, bus shelters and all other facilities provided and as the same may be varied from time to time for the use In common of Tenants, InVitees and licensees of the Shopping Centre and not being contained within any department store, food supermarket, office or other retail unit:

(c)

"Floor Area" means the area of the floor space of the Premises that lies within the exterior faces of exterior walls, but where there Is a wall between the spaces occupied by two or more separate occupants the centre of the wall shell be used instead of the exterior face thereof. The area within any bay or any recess of the Premises shall be Included in Floor Area. There shall be no deduction or exclusion for any space occupied by or used for columns, stairs. elevators, escalators or other interior construction or equipment. Floor Area shall be conclusively determined by the Landlord;

	(d)	"Gross Leasable Area of the Shopping Centre" means the total Floor Area of all leasable premises of the Shopping Centre as herein defined;

	(e)	"Lease Year" means the period of twelve (12) months commencing on the first day of the term of this Lease or the anniversary of such first day as the case may be In each year of this Lease;

(1) "Baslc Annual Rent" has the meaning assigned In sub-clause (a) of clause 4 of this Lease;

	(g)	"Month" in this Lease means calendar month;

	(h)	"OffIce Level" means the uppermost floor of the Shopping Centre which is devoted to use as offices.

(i)

"Operatlng Expenses" means such of the Landlord's costs and expenses which are attributable to the maintenance, operation, supervision and administration of the Shopping Centre and shall include without limitation or duplication:

(i)

the cost of all insurance in respect of fire, earthquake, extended coverage endorsement perils, pubilc liability and property damage and other casualties and contingencies against which the Landlord may reasonably Insure (Including loss of rental Income Insurance) applicable to the Shopping Centre (together with all improvements thereon);

(ii)	all taxes, rates, duties and assessments, including local improvement rates, water and sewer assessments that may be leVied, rated. charged or assessed against the Common
Areas of the Shopping Centre or any part thereof. Provided however that in the event that there shall be no separate assessment of taxes in respect of the Common Areas of the
Shopping Centre or any part thereof then the taxes which are attributable thereto shall be ascertained in the manner provided In paragraph 7(b) hereof;

(iii)	all heating, ventilating and air conditioning costs attributable to the Common Areas of the Shopping Centre.

(iv)	cost of policing and providing security for supervision of the Shopping Centre (together with all improvements thereon and of policing and supervising traffic to and from the Shopping
Centre even though the personnel doing so are stationed off the Shopping Centre;

(v)

the cost of repairs and maintenance made by the Landlord to the Common Areas of the Shopping Centre and the facilities and equipment maintained and used by the Landlord to maintain the Common Areas of the Shopping Centre;

(vi)	depreciation at appropriate and equitable rates In respect of facilities and equipment maintained end used by the Landlord to maintain, heat and air-condition the Common Areas of the Shopping Centre;

(vii)	the cost of cleaning, sweeping, window washing, snow removal, de-icing, redecorating, renovating, gardening, landscaping (including the replacement of plants, trees and shrubs)
the Common Areas of the Shopping Centre, strlplng, patching and repaving of all parking facilities, and of maintaining and operating fire detection, fire prevention, escalators, elevators, lighting (Including replacement of lamps, ballasts, light fixtures, etc.) and communications systems of the Common Areas of the Shopping Centre;

(viii)	the cost of all utilities including gas, electricity, water and sewer for the Common Areas of the Shopping Centre;

(ix)	remuneration (including contributions toward statutory and other usual fringe benefits and similar contributions) of persons to the extent engaged In maintaining, operating, administering and supervising the Shopping Centre;

(x)	the cost of any slgnage that may be required;

(xi)	an administrative and supervisory fee equal to fifteen percent (16%) of all Operating
Expenses as herein defined, save and except only the aforesaid fee.

(j)	"Premises" means the premises referred to In clause 1 and described in Schedule "A" to this
Lease;

(k)	"Recreation Centre" means the recreational area and facilities comprising approximately 10,350 square feet of Leasable Area and forming part of the Shopping Centre which the Landlord proposes to continue to lease as an independent facility for the use and enjoyment of the residents of certain nearby residential buildings known as Arbutus Village.

(I)	"Retail Levels" means the two lower floors of the Shopping Centre except the Recreation Centre and the indoor parking area.

(m)	"Shopping Centre" means the lands and premises described in Schedule "B" of this Lease and the commercial shopping centre situate thereon but specifically excluding the Recreation Centre.

3	.	(a)	TO HAVE AND TO HOLD the Premises from the Commencement Date as specified in Section
1((e)(ii), for and during the term as provided in Section 1(e)(I) which shall end on the Lease
Expiration Date shown In Section 1(e)(iii), SUbject to the conditions set forth In this Lease.

(b)	If the Premises are not ready for occupancy on the Commencement Day then the Tenant shall take possession of the Premises as soon as the same are ready for occupancy as determined by the Landlord and this Lease shall not be void or voidable nor shall the Landlord be liable for any loss or damage reSUlting from the delay in the Tenant obtaining possession.

4	.	YIELDING AND PAYING therefor during the term of this Lease the following rent in lawful money of Canada payable in advance at the offices of the Landlord's Property Manager, Maple Leaf Property Management.
Suite 300, 100 Park Royal. West Vancouver, British Columbia, V7T 1A2. or at such other place as the
Landlord may from time to time designate in writing, that is to say:

Rent from the Commencement Day in accordance with the proVisions of clause 5 of this Lease being the sum for each Lease Year which shall be as specified in Section 1 (f)

(herein called the "Basic Annual Renf').

In addition the Tenant shall pay as rent any amounts which under the provtslons of clause 32 or elsewhere in this Lease are expressed to be paid by the Tenant as rent or additional rent. The rent payable under this
Lease shall be payable to the Landlord without any set-off, compensation or deduction whatsoever.

THE TENANT COVENANTS WITH THE LANDLORD as follows:

5	.	BASIC ANNUAL RENT

(a)	If the Commencement Date shall be on the first day of a calendar month, then the Tenant shall pay on the Commencement Date and on the first day of each ensuing month of the term of the
Lease one-twelfth (1/12th) of the Basic Annual Rent, or

(b)	If the Commencement Date shall not be on the first day of a calendar month, then the Tenant shall pay on the Commencement Date the sum which Is the same proportion of the amount being one-
twelfth (1/12th) of the Basic Annual Rent as the number of days of the period from and including

		(b)		Irregular Periods

All rental and other periodical payments reserved In this Lease shall be deemed to accrue from day to day and if for any reason It becomes necessary to calculate rental or such payments for irregular periods, the appropriate pro-rata calculation shall be made on a daily basis.

7	.	TAXES AND OTHER CHARGES

		(a)		The Tenant shall in each and every year during the said term pay and discharge when called upon by the Landlord so to do all taxes. rates. duties and assessments, including local improvement rates. capital taxes, water and sewer assessments that may be levied. rated. charged or assessed against or attributable to

			(I)	the Premises and the land upon which the Premises stand,

			(Ii)	this Lease and any rents payable hereunder. and

			(III)	any buildings, fixtures, equipment, goods, stock, machinery and facilities and similar things on the Premises owned or brought thereon by the Tenant (and its concessionaires, licensees, assignees and SUbtenants, if any) and every tax and licence fee in respect of any and every business carried on thereon. or in respect of the occupancy of the Premises by the Tenant (and its concessionaires, licensees, assignees and subtenants, if any) whether such taxes, licence fees or other charges are imposed by any municipal. provincial, federal or other body during the term hereby demised and all charges for electricity. gas, water, sewer and other eervtces and any other rates In connection with such business and will indemnify and keep indemnified the Landlord from and against payment of all loss, cost, charges and expenses occasioned by, or ar1slng from all such taxes, rates, duties, assessments. local improvement rates, licence fees or other charges.

		(b)		If there shall be no separate assessment of taxes in respect of the Premises or the land upon which the Premises stand, then the taxes which are attributable thereto shall be ascertained from the appropriate taxing authority, or, if the assessment for the land upon which the Premises stand shall not be ascertainable from the appropriate taxing authority, the assessment for such land shall be deemed to be the proportion of the assessment for the land included in the Shopping Centre.
which shall be equal to the proportion which the area of the land upon which the Premises stands bears to the area of the land Included in the Shopping Centre for taxation purposes, and if the assessment for the Premises shall not be ascertainable from the appropriate taxing authority. the assessment for the Premises shall be deemed to be the proportion of the assessment for the buildings included in the Shopping Centra which shall be equal to the proportion which the Floor
Area of the Premises bears to the Gross Leasable Area of the buildings included in the Shopping
Centre. If the assessment for improvements being the Tenant's fixtures, eqUipment, machinery, goods, facilities and similar things on the Premises shall not, be ascertainable from the appropriate taxing authority, the assessment for such improvements shall be agreed between the parties hereto or In default of agreement fixed by three arbitrators under the provisions of the Commercial
Arbitration Act of Brftlsh Columbia.

		(c)		The Landlord may allocate the property taxes of the Shopping Centre between the Office Level and the Retail Levels In such manner as in the opinion of the Landlord reflects the use by, and benefit to, tenants of premises respectively on the Offica Level or the Retail Levels.

(d)    The property taxes referred to in sub-clauses 7(a) and 7(b) above are, if the Premises is located on the Office Level, that portion of the taxes allocated by the Landlord pursuant to sub-clause 7(c) above, or if the Premises is located on either of the Retail Levels, that portion of the taxes allocated to the Retail Levels pursuant to sub-clause 7(c) above.

(e)    The Tenant will pay to the taxing authorities, or to the Landlord, as the Landlord directs, before delinquency all "Business Taxes·, Business Taxes means, (a) the taxes, rates. duties, assessments and other charges that are Imposed against or In respect of the improvements, equipment and facilities of the Tenant on or in 1he Premises or the Shopping Centre or any part of either of them or the Landlord on account of its ownership of or Interest in either of them; and (b) every tax or license fee that is imposed against or in respect of business carried on in the Premises or In respect of the use or occupancy of the Premises or any pert of the Shopping Centre by the Tenant or Its subtenants or licensees, or against the Landlord or the Owners on account of Its or their ownership of the Premises or the Shopping Centre or any part of it. If there is not a separate bill issued by the relevant authority for Business Taxes, the Tenant will pay its Proportionate Share of the business taxes In respect of the entire Shopping Centre.

(f)    Despite any other section or clause of this Lease, the Tenant shall pay to the Landlord an amount equal to any and all goods and services taxes, sales taxes, value added taxes, business transfer taxes, or any other taxes imposed on the Landlord with respect to Basic Rent and Additional Rent payable by the Tenant to 1he Landlord under this Lease. or in respect of the rental of space under this Lease. whether characterized as a goods and services tax, sales tax, value added tax, business transfer tax, or otherwise (herein called ·Sales Tax") it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Sales Tax payable by the Landlord, The amount of the Sales Tax so payable by the Tenant shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid to the Landlord at the same time as the amounts to which such Sales Taxes apply are payable to the Landlord under the terms of this Lease or upon demand at such other time or times as the Landlord from time to time detennlnes. Despite any other clause of this Lease the amount paid under this clause 7(f) shall be deemed not to be Basic, or Rent, but the Landlord shall have all the same remedies for and rights of recovery of such amount as it has for recovery of Basic Rent under this Lease.

8.     RIGHT TO CONTEST TAXES

The Tenant shall have the right SUbject to the Landlord's written consent and at its own expense to contest by appropriate legal proceedings the validity of any tax, rate, Including local improvement rates, assessment, licence fee or other charges In respect of the Premises or any Improvements thereon referred to in clause 7 of this Lease as long as such contest could not involve or impend forfeiture, sale or disturbance of the Landlord's Interest in the Premises or the Shopping Centre and upon the first determination of any such contest, the Tenant shall Immediately pay and satisfy the amount thereof found to be due together with all costs, penalties and Interest. During the bona fide period of such contest the Tenant shall be deemed not to be in default under this Lease.

9.     REPAIRS

(a)    During the term of this Lease the Tenant shall, at its own expense, operate and maintain and keep in first class order and condition the Premises including plate glass and floors but excluding the roof and external walls thereof and promptly make all needed repairs and replacements thereto and to equipment belonging to or connected with the Premises or used In their operation save in respect of reasonable wear and tear and damage by fire or other causes against which the Landlord has insured and will repaint the Premises and replace carpeting and renovate all Improvements. erections and fbctures made by the Tenant to the Premises as and when reasonably required by the Landlord;

(b)    The Tenant shall pay to the Landlord the cost of operating and maintaining and keeping in first class order and condition during the term of this Lease any pipes, drains, wiring, conduits or other services used or constructed exdusively in connection with the Premises although outside of the same.

10.   COMPLIANCE WITH LAWS, ETC.

The Tenant shall observe and perform all of its obligations and all matters and things necessary or expedient to be done. observed or performed by It by virtue of any law, statute, by-law. ordinance, regulation or lawful requirements of any governmental authority or any public utility lawfUlly acting under statutory powers and In any degree affecting the exercise or fulfilment In any manner of any right or obligation arising under or as a result of this Lease and affecting the Premises and the use thereof by the Tenant and all demands and notices In pursuance of the same whether made or served upon the Landlord or upon the Tenant. In the event of the service of any statutory notice lawfully requiring the execution of execution of works by reason of anything done, omitted or permitted by the Tenant on the Premises during the term of this Lease, the following provisions shall (notwithstanding anything in this Lease contained) have effect:

(a)

If such notice Is served upon the Tenant, the Tenant shall forthwith forward the same or a copy thereof to the Landlord and shall (unless a certificate of exemption be obtained) forthwith, at its own expense, execute to the satisfaction of the Landlord such works as the Landlord may approve in order to comply with the requirements of the said notice;

(b)

If such notice is served upon the Landlord, the Landlord shall notify the Tenant and thereupon the Tenant shall, at its own expense, forthwtth execute to the satisfaction of the Landlord such works as the Landlord may require In order to comply with such notice.

11.	INSPECTION OF PREMISES

It shall be lawful for the Landlord and its employees and agents at all reasonable times during the normal business hours during the term of this Lease to enter Into the Premises to inspect the condition thereof. Where an inspection reveals that repairs or replacements are necessary, the Landlord shall give the Tenant notice In Writing, and thereupon the Tenant Will, on receipt of the notice forthwith proceed to make the necessary repairs or replacements.

12.	ASSIGNMENT AND SUB-LETTING: CHANGE OF CONTROL OF TENANT

The Tenant shall not assign or transfer this Lease or underlease or sublet the whole or any part of the Premises without obtaining the consent In writing of the Landlord which shall not be unreasonably withheld. Notwithstanding any assignment or sublease the Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease. The Landlord shall not be deemed to be Withholding consent unreasonably if the assignment or subletting be made to a person, firm, partnership or body corporate which, in the opinion of the Landlord is not sufficiently experienced in the conduct of the type of business conducted In the Premises by the Tenant as allowed under the provisions of this Lease or Is not sufficiently financed or is financially unable to meet the Tenant's obligations under this Lease. Provided further that, In case the Tenant shall wish to assign or to sublet the whole Premises. the Landlord may, at its option, instead of granting such consent cancel this Lease as from the date upon which the Tenant wishes so to assign or sublet, but without affecting any rights or liabilities under this Lease accruing prior to the date of such cancellation.

13.	CONCESSIONS

No concessions shall operate In the Premises except with the consent in writing of the Landlord.

14.	STATE OF REPAIR AT TERMINATION: REMOVAL OF FIXTURES

The Tenant shall, at the expiration or sooner determination of the term of this Lease, peaceably surrender and yield up to the Landlord the Premises together with all the improvements, erections and fixtures erected or made by the Tenant thereon, in first dass order and condition except as provided in clause 9 of this Lease. Provided and It Is hereby expressly agreed that the Tenant, if not in default hereunder; may prior to the expiration of the term of this Lease, take, remove and carry away from the Premises all fixtures, fittings, plant, machinery, utensils, shelving, counters and safes in the nature of trade or tenant's fIXtures belonging to or brought upon the Premises by the Tenant, for the soJe purpose or business of the Tenant, but the Tenant shall, in such removal, do no damage to the Premises, or shall make good any damage which It may occasion thereto. Provided further that on such expiration or sooner determination of this Lease all alterations, additions, improvements and fixtures constructed and installed in the Premises and attached In any manner to the floors, walls or ceiling Indudlng any floor coverings and light fixtures are hereby deemed not to be trade or tenant's fIXtures and shall remain upon and be surrendered with the Premises and become the property of the Landlord absolutely. Provided further that at its option the Landlord may require the Tenant to remove at Its own expense all trade or tenant's fixtures. and if the Tenant shall fail so to do within twenty (20) days of notice In writing to the Tenant to that effect the Landlord may remove the same and the cost of removal and all incidental charges shall be recoverable by the Landlord from the Tenant as additional rent hereunder.

15.	INSURANCE

The Tenant covenants and agrees to effect and maintain throughout the term of this Lease in the joint names of the Landlord and Tenant the following insurances In forms, amounts and with insurance carriers satisfactory to the Landlord:

(a) Public Liability and Property Damage liability Insurance In an amount not less than $3,000,000.00 per occurrence or in such other amount as may be reasonably fixed by the Landlord from time to time.

(b) Insurance against loss or damage to property located on the Premises by reason of theft, robbery and burglary, whether such loss or damage results from the negligence of the Landlord. Its agents, servants or employees.

(c) Fire and extended coverage risks Including sprinkler leakage, sewer backup and burst water pipes. Insurance on Tenanrs fbdures, fittings, equipment, and leasehold Improvements in trade in an amount not less than the full replacement value thereof.

The Tenant shall renew each policy of Insurance not less than fourteen (14) days prior to the expiration of the term thereof and forward to the Landlord certificates of Insurance evidencing the policies in effect. All such policies shall waive recourse and any other rights of subrogation against the Landlord.

16.	INVALIDATION OF LANDLORD'S INSURANCE

The Tenant covenants and agrees that it will not do or permit its employees to do anything on the Premises whereby any policy or policIes of Insurance maintained by the Tenant or the Landlord may be Invalidated, and, for such purpose upon the receipt of notice in writing by the Tenant or the Landlord from any insurer requiring the execution of works or a discontinuance of any operation on the Premises which would otherwise Invalidate such insurance. the Tenant shan forthwith comply with such notice. The Landlord reserves the right to cancel this Lease In the event of failure to comply with any such notice.

17.	INCREASE OF LANDLORD'S INSURANCE RATES

The Tenant will not do or permit anything to be done upon the Premises whereby the rates of any Insurance in force with respect to the Shopping Centre or the Premises are increased and in the event of any breach by the Tenant of this covenant the Tenant shall forthwith pay to the Landlord on demand from time to time during the term of the Lease all amounts representing the increase in the rate of premium above the usual rate otherwise charged for such Insurance. The Tenant shall forthwith be Informed by the Landlord of any breach of the provlstcns of this clause.

18.	INDEMNITY

The Tenant shall Indemnify and save harmless the Landlord from and against any and all manner of actions or causes of action, damages. costs, loss or expenses of whatsoever kind which the Landlord may sustain, Incur or be put to by reason of or arising out of this Lease, or from the use or occupation of the Premises In whole or In part. and, without limiting the generality of the foregoing, from the non-observance or non-performance by the Tenant, Its servants or agents, of any of the obligations imposed under the provisions of any laws, ordinances, regUlations or requirements of any and all federal, provincial. municipal or other authorities, unless caused solely by the negligence of the Landlord, its servants or agents, and such liability to indemnify and save harmless shall survive any termination of this Lease, anything in this Lease to the contrary notwithstanding.

19.	ALTERATIONS TO PREMISES: FITTING OUT AND FINISHING

The Tenant shalf not remove, alter or change the position or style of any improvements forming part of the Premises or make or suffer any alterations or additions whatsoever to such improvements or to the Premises or make any new improvements on or to the Premises Without in any and every such case haVing flrst submitted plans and specifications thereof to the Landlord and obtained Its consent thereto in writing. and, unless otherwise provided by such consent, all works permitted thereunder shall be at the expense of the Tenant and shall be deemed to form part of the Premises. Provided however that all such alterations or additions must be completed in accordance with such plans and speclflcatlons and must be completed within sixty (60) days from the date of the consent of the Landlord or within such other time period as the Landlord may reasonably fix.

20.	BANKRUPTCY, ETC.

If the term hereof or any of the goods and chattels of the Tenant shall be at any time seized in execution or attachment by any creditor of the Tenant or If a Receiver or a Receiver-Manager is appointed in respect of any property of the Tenant or the Tenant shall make any assignment for the benefit of creditors or shall become bankrupt or insolvent or take the benefit of any act now or hereafter in force for bankrupt or insolvent debtors, or, If the Tenant Is a corporation and any order shall be made for the Winding-up of the Tenant, or other termination of the corporate eXistence of the Tenant, then in any such case this Lease shall, at the option of the Landlord, cease and determine and the term hereby granted and any renewal thereof shalf immediately become forfeited and void and the then current month's Basic Annual Rent and the next ensuing three (3) months' Basic Annual Rent shall Immediately become due and be paid and the Landlord may immediately claim the same together with any arrears then unpaid and any other amounts owing to the Landlord by the Tenant and the Landlord may without notice or any form of legal process forthwith re-enter upon and take possession of the Premises and become the owner of and remove the Tenanrs effects therefrom, any statute or law to the contrary notwithstanding, the whole without prejUdice notwithstanding, the whole without prejudice to and under reserve of, all other rights. remedies and recourses of the Landlord.

21.	OPERATING EXPENSES

(a)

The Tenant shall pay to the Landlord by way of additional rent hereunder, in the manner specified In this clause, a proportionate share of all Operating Expenses paid or Incurred by the Landlord during and In respect of the term of this Lease. The Tenant's proportionate share of Operating Expenses shall be an amount that bears to the said Operating Expenses the same proportion as the Floor Area of the Premises bears to the Gross Leasable Area of the Shopping Centre.

(b)

Prior to the commencement of each fiscal period adopted by the Landlord, or as soon thereafter as possible, the Landlord shall Inform the Tenant of the estimated amount of Operating Expenses to be paid or Incurred by the Landlord during and in respect of each such fiscal period and the amount thereof payable by the Tenant pursuant to the provisions of this clause 21. The Tenant shall pay the amount so estimated In equal monthly instalments on the first day of each month throughout such fiscal period on account of Its obligations hereunder. Within one hundred and twenty (120) days after the end of each such fiscal period, the Landlord shall Inform the Tenant of the actual Operating Expenses paid or Incurred by the Landlord during and in respect of such fiscal period and the amount thereof payable by the Tenant pursuant to the provisions of this clause 21. If such amount Is greater or less than the payments made by the Tenant on account of the amount of Operating Expenses estimated by the Landlord, appropriate adjustments will be made between the Landlord and the Tenant as soon as possible after the delivery of such statement.

(c)

For any financial year of the Landlord or fraction thereof, the Landlord may allocate the Operating Expenses (or any of the individual Items making up the Operating Expenses) between the Office Level and the Retail Levels in such manner as In the opinion of the Landlord reflects the use by and benef'1t to tenants of premises respectively on the Office Level or the Retail Levels, of the Operating Expenses so allocated.

(d)

The Operating Expenses referred to in this Lease are, if the Premises is located on the Office Level, the portion of the Operating Expenses allocated by the Landlord to the Office Level pursuant to sub-clause 21 (c) above, or If the Premises Is located on either of the Retail Levels, that portion of the Operating Expenses allocated to the Retail Levels pursuant to sub-clause 21 (c) above.

	(e)	If the Premises is located on the Office Level:

		(I)	notwithstanding the definition In sub-clause 21 (a) above, if the Tenant Is located on the Office Level the Tenant shall also pay a proportionate share of Office Level expenses.

*  Proportionate share as herein defined means at any particular time the fraction, the numerator of which is the Floor Area of the Premises and the denominator of which is the aggregate of the Floor Areas of all premises on the Office Level. Office Level expenses shall Include;

*  the cost of electric light and power supplied to the Premises monthly based on the electric light and power requirements of the Tenant on a pro rata or other basis as determined by the Landlord from time to time during the Lease term and billed by the Landlord to the Tenant; and

*  the cost of cleaning, maintaining and servicing In all respects all electric lighting fixtures In the Premises, Including the cost of periodic replacement of electric light bUlbs, tubes, starters and ballasts In the Premises. Only the Landlord may carry out such cleaning. maintaining, servicing and replacement.

* the cost of cleaning the offices if said cleaning is carried out by the Landlord.

* an administration overhead charge equal to 15% of the above costs.

22.	USE OF PREMISES

The Premises shall not be used for any purpose other than that set out in Section 1(h), and there shall not be sold, rented, distributed or offered for sale or Viewing any goods or merchandise which In the opinion of the Landlord is objectionable to the customers or patrons of the Shopping Centre.

23.	DISTRESS

Whenever the Landlord is entitled to levy distress agBlnst the goods and chattels of the Tenant it may use use such force as It may deem necessary for that purpose and for gaining admittance to the Premises without being liable to any action in respect thereof, or for any loss or damage occasioned thereby and the Tenant hereby expressly releases the Landlord from all actions, proceedings, claims or demands whatsoever for or on account of or in respect of any such forcible entry or any loss or damage sustained by the Tenant In connection therewith. .

24.	SUBORDINATION AND ATTORNMENT BY TENANT

This Lease is sUbject and subordinate to (but at the option of the Landlord or any mortgagee or other encumbrancer of the Shopping Centre shall be attomed and the Tenant bound to) any mortgage or charge which may now or at any time hereafter affect the Shopping Centre. On request at any time and from time to time of the Landlord or of any such mortgagee or encumbrancer of the Shopping Centre. the Tenant covenants and agrees either:

(a) to attom to such mortgagee or encumbrancer and become bound to it as its tenant of the Premises for the then unexpired residue of the term and upon the terms herein contained, or

(b)

to postpone and subordinate this Lease to such mortgage or charge with the intent and effect that this Lease and all the rights of the Tenant shall be subject to the rights of such mortgagee or encumbrancer as fully as if such mortgage or charge had been made before the making of this Lease.

Whichever of the foregoing may be requested (and notwithstanding that any previous attornment and subordination to such encumbrancer shall have been given) the Tenant shall execute promptly any Instruments of attornment, postponement or SUbordination which may be so requested to give effect to the foregoing.

25.	HEATING AND AIR CONDITIONING

(a)

The Tenant shall pay to the Landlord as additional rent and In the manner specified in this clause 25 a proportionate share of all gross costs and expenses incurred in heating and air conditioning the Gross Leasable Areas in the Shopping Centre heated and air conditioned by the Landlord for each fiscal period adopted by the Landlord for the purpose.

(b)

The Tenant's proportionate share of the said gross costs and expenses of the Landlord referred to in subclause (a) of this clause 25 shall be an amount that bears to the said gross costs and expenses the same proportion as the Floor Area of the Premises bears to the part of the Gross Leasable Area of the Shopping Centre which is heated and air-conditioned by the Landlord.

(c)

Prior to the commencement of each fiscal period adopted by the Landlord, or as soon thereafter as possible, the Landlord shall Infonn the Tenant of the estimated gross cost to be incurred in heating and air conditioning the Gross Leasable Areas in the Shopping Centre heated and air- conditioned by the Landlord for such fiscal period and the amount thereof payable by the Tenant pursuant to the provisions of this clause 25. The Tenant shall pay the amount so estimated in equal monthly instalments on the first day of each month throughout such fiscal period on account of its obligation.

(d)

Within one hundred and twenty (120) days after the end of each such fiscal period the Landlord shall inform the Tenant of the actual gross cost Incurred in heating and air conditioning the Gross Leasable Areas in the Shopping Centre heated and air-conditioned by the Landlord during such fiscal period and the amount thereof payable by the Tenant pursuant to this clause 25. If such amount Is greater or less than the payments on account thereof made by the Tenant pursuant to sub-clause (c) of this clause 25 appropriate adjustments will be made between the Landlord and the Tenant within thirty (30) days after the delivery of such statement.

(e)

The gross cost of heating and air conditioning the Gross Leasable Areas in the Shopping Centre heated and air-conditioned by the Landlord shall Include, without any limitation, the cost of fuels and of electricity and depreciation at appropriate and equitable rates, plus all labour, contracts, supplies, and parts required for the operation. supervision. maintenance, repair and replacement of all the heating and air conditioning systems operated by the Landlord in the Shopping Centre in respect of the Gross Leasable Areas heated and air-conditioned by the Landlord.

(f)

Any special or separate or additional heating systems or capacities or air conditioning systems or capacities reqUired by the Tenant because of its use of the Premises In addition to the standard systems or capacities prcvlded by the Landlord shall only be installed with the prior consent in writing of the Landlord and, If so approved, shall be Installed and paid for by the Tenant unless the Landlord shall elect to proVide the same in which case the Tenant shall pay the Landlord's costs of so doing and the Tenant shall pay the cost of operating and maintaining the same.

(g)

The Tenant shall so operate the heating and air conditioning to the Premises and so maintain the Premises and keep closed entrances leading from any area where the air is not heated and air conditioned that there shall be no burden on the heating and air conditioning systems provided by the Landlord over and above that imposed by normal use of a Tenant's premises and. if in default, will pay to the Landlord the extra costs occasioned thereby as calculated by the Landlord.

26.	OPERATING COVENANTS OF TENANT

	(a)	Advertising Signs

The Tenant shall not erect. install, put up, paint or display any signs. placards, lettering or other advertising media on the exterior of the Premises or on the doors or windows of the Premises, whether inside or outside thereof, or wIthin the Premises. where, In the reasonable opinion of the Landlord such signs, placards, lettering or other advertising media are designed so as to be seen from outside the Premises, without the prior written consent of the Landlord. Provided, however, that the Landlord agrees that it will approve a suitable sign and location, which the Tenant hereby agrees to provide at Its own expense, advertising the name of the Tenant which conforms in all respects to the architectural design of the Shopping Centre and Is of suitable quality. Any s.ign installed without the written approval of the Landlord may be removed by the Landlord at the Tenant's expense.

	(b)	Use of Name of Shopping Centre

The Tenant in connection with all its advertJslng in relation to the business carried on in the Premises, whether in newspapers, handbills, radio, television or other form of advertising media. shall use and promote the name ftArbutus Shopping Centre ft, or such other name as the Landlord may from time to time designate.

	(c)	Use of Trade Name of Tenant

The Tenant shall use the name specified i Article 1(b)(III) of this Lease in connection with the business operated on the Premises and shall only change such names with the prior written consent of the Landlord.

	(d)	Loudspeakers. Etc.

The Tenant shall not use any advertJslng media such as lOUdspeakers, phonograph or radio audible outside the Premises If the Landlord or any other tenant of the Landlord shall object thereto.

	(e)	Hours of Business

The Tenant may operate the Premises at all reasonable hours as would be considered normal for a comparable use. At such times when the retail areas of the Shopping Centre are not open to the public for business the Tenant shall have restricted access to the Premises via the outside stairs adjacent to the supermarket and via the elevator to the underground parking area.

	(f)	Operation of Business

The Tenant shall operate and conduct Its business upon the Premises In an up-to-date, first-class and reputable manner in keeping with the Shopping Centre and the neighbourhood in which the Premises are located. No trade, auction or sales may be conducted without the prior written consent of the Landlord.

	(g)	Damage to Plumbing

The Tenant shall not use plumbing facilities in the Premises for any other purpose than that for which they were constructed, and no foreign matter or substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage, whether inside or outside the Premises, shall be bome by the Tenant unless caused by the Landlord or its employees.

	(h)	Injury to Shopping Centre

The Tenant shall not in respect of the Premises perform any acts or carry on any practice which may injure the Shopping Centre or its facilities whether or not any such acts or practices shall constitute an actionable nuisance.

(i)	Overloading of Floors

The Tenant shall not overload any floor of the Premises.

(j)	Sanitary Conditions of Premises

The Tenant shall at all times keep the Premises in a clean and sanitary condition in accordance with the laws and directions, rules and regulations of any governmental or municipal agencies having jurisdiction with respect to the Premises.

(k)	Cleaning of Windows

The Tenant shall at all times keep the interior windows in a clean and tidy condition.

(I)	Control of Parking

(i) The Tenant shall, if requested by the Landlord, for the purpose of control of the Tenants'
and their employees' parking, within a period of fourteen (14) days after requested so to do furnish the Landlord with the current provincial license number of any vehicles owned or used by the Tenant and any vehicles owned or used by the employees of the Tenant.

(ii) The Tenant agrees that if the Tenant, its employees. suppliers and other persons not being customers having business with the Tenant, park vehicles In areas not allocated for that purpose. the Landlord Shall have the right to remove such vehicle or vehicles or to cause such vehicle or vehicles to be removed and the Tenant will save harmless the
Landlord from any and all expense and damages arising therefrom and the Tenant will pay the cost of such removal.

(m)	Removal of Signs

The Tenant shall at its own expense at the terTTllnation of this Lease or any renewal thereof remove aU Interior and exterior signage from the Premises.

(n)	Liens

The Tenant shall use its best endeavour to ensure that no claim of lien shall be filed in respect of any work which may be carried out by It or on Its behalf on the Premises and. if a claim of lien shall be filed In respect of such work, the Tenant shall forthwith take all necessary steps to have the same cancelled or discharged and shall Indemnify and save harmless the Landlord from any such claim of lien. If the Tenant shall fall to have the same cancelled or discharged within ten (10) days of the written request of the Landlord. the Landlord may cancel or discharge the same and upon such cancellation or discharge. the Tenant will pay to the Landlord all monies in connection with the cancellation or discharge together with interest thereon at a rate equal to three percent (3%)
per annum above the prevailing prime rate then being published by the Landlord's bankers calculated from the date of cancellation or discharge to the date of payment by the Tenant. The
Tenant shall permit the Landlord to post and shall keep posted on the Premises any notice which the Landlord may desire to post under the provisions of the Builders' Lien Act and any statute which may amend or replace such Act.

(o)	Damage to the Shopping Centre

The Tenant shall not through Its act or neglect or through the act or neglect of its servants or agents cause any damage to any other part of the Shopping Centre.

(p)	Repair of Service, Etc.

It shall be lawful for the Landlord and its employees and agents at all reasonable times dUring the term of this Lease to enter the Premises In order to repair. modify or adjust any services on the
Premises or to cany out any repairs or alterations necessary for the safety or preservation of the
Premises or the Shopping Centre.

(q)	Notification of Defects

The Tenant shall notify the Landlord of any defects and faults in or in respect of the Premises, which prevent or adversely affect their use, within ten (10) days of the possession of the Premises
haVing been delivered to It and In default of so doing the Tenant shall be deemed for all purposes to have accepted the Premises in the then existing condition.

(r) Installation of Fire Equipment

The Tenant shall, at its own expense, install in the Premises and maintain in proper working order, portable fire extinguishers, approved by the Landlord as to size and type, and any other similar equipment which may be required by any governmental authority having jurisdiction in connection therewith or by the insurers of the Shopping Centre or the Premises or the contents therein for the purpose of protecting the same from any 108S by fire.

(s) Soliciting In Common Areas

Neither the Tenant nor Its employees. servants or agents shall solicit business in the Common Areas of the Shopping Centre nor shall distribute any handbills or other advertising matter on automobiles parked In the Shopping Centre.

AND THE LANDLORD COVENANTS WITH THE TENANT as follows:

27. QUIET ENJOYMENT

For quiet enjoyment.

28. FIRE ETC. INSURANCE

The Landlord agrees to Insure and keep Insured the insurable buildings and improvements In the Shopping Centre (other than any tenant's fixtures, fittings, leasehold improvements, goods, machinery and facilities) against loss or damage by fire and such other perils covered by policies normally in use from time to time by regional shopping centres in the Lower Mainland area of British Columbia and such additional perils the Landlord considers advisable to insure against.

29. USE OF COMMON AREAS

Subject to the provisions of this Lease and the rules and regulations in force from time to time the Tenant, Its employees, Invitees and licensees shall have the right to use the Common Areas of the Shopping Centre In common with all others entitled to a like right during business hours of the Shopping Centre and at other times as may be permitted by the Landlord.

30. MAINTENANCE OF COMMON AREAS

(a) That it will maintain In good tenantable condition the Common Areas of the Shopping Centre provlded that the provisions of this subclause (a) shall only be enforceable by the Tenant so long as it is not in any respect in default under any of the provisions of this Lease.

(b) That It will keep the outside Common Areas of the Shopping Centre well lighted after dusk until 11 p. m. or as otherwise determined by the Landlord with reference to the normal business hours of the Shopping Centre unless prevented by any cause beyond the control of the Landlord.

IT IS AGREED AND DECLARED between the parties hereto as follows:

31. USE OF COMMON AREAS OF THE SHOPPING CENTRE

The Landlord shall be entitled to make rules and regulations govemlng the use of the Common Areas of the Shopping Centre which shall be binding on the Tenant and to amend the same from time to time.

32. PERFORMANCE OF TENANT'S COVENANTS BY LANDLORD

(a) If and whenever the rents hereby reserved, or any part thereof, shall not be paid on the day appointed for payment thereof, whether lawfully demanded or not, or in case of breach or non- observance or non-performance of any of the covenants, agreements. provisos, conditions or rules and regulations on the part of the Tenant to be kept, observed or performed, or In case the Premises Shall be vacated or remain unoccupied for five (5) days or if, without the written consent of the Landlord, the Premises shall be used by any person other than the Tenant, the Tenant's permitted assigns or permitted subtenants, or for any purpose other than that for which the same were let or in case the term hereby granted or any renewal thereof shall be taken in execution or attachment for any cause whatever, then and in every such case, It shall be lawful for the Landlord, at any time thereafter. to enter Into and upon the Premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate, anything in this Lease contained to the contrary notwithstanding.

(b)

If at any time an action Is brought for recovery of possession of the Premises. or the recovery of the rents hereinbefore reserved or any part thereof. or because of a breach by act or omission of any covenant herein contained on the part of the Tenant. and a breach is established. the Tenant shall pay to the Landlord all expenses Incurred by the Landlord in the enforcement of its rights and remedies hereunder.

(c)

In case of vacancy and In case the Premises shall be deserted the Landlord shall have the right if It thinks fit to enter the same as the agent of the Tenant either by force or otherwise without being liable to any prosecution therefor and without terminating this Lease, to re-Iet the Premises as the agent of and at the risk of the Tenant and to receive the rents therefor.

(d)

It is hereby expressly understood and agreed that If at any time and so often as the same shall happen the Tenant shall make default in the observance or performance of any covenant herein contained on its part to be observed or performed, then the Landlord may, but shall not be obligated so to do. without waiving or releasing the Tenant from its obligations under this Lease, itself observe and perform the covenant or covenants in respect of which the Tenant has made default or make payment of the monies the Tenant has failed to pay; and all costs and expenses incurred by the Landlord in the observance or performance of such covenant or covenants Including without limitation legal costs as between solicitor and client and any monies so paid by the Landlord. together with interest thereon from the date of the incurring of such costs or expenses or payments. and continuing until paid at a rate equal to three percent (3%) per annum above the prevailing prime rate then being pUblished by the Landlord's bankers, will be a charge on the Premises In favour of the Landlord In priority to the interest of the Tenant hereunder end of any person dalmlng through or under the Tenant. and all such costs, expenses and monies and interest thereon shall be payable forthwith by the Tenant to the Landlord and the Tenant covenants to pay the same forthwith on demand by the Landlord and the same shall be treated as additional rent herein due and payable to the Landlord hereunder and the Landlord shall have the same rights and remedies and may take the same steps for recovery thereof as for the recovery of such additional rent in arrears; provided, and it Is expressly understood and agreed that if the Tenant shall fall to make payment of any money demanded of the Tenant and if the Tenant shall in good faith dispute the amount or propriety of any such claim made upon it and if forfeiture of or the registration of a lien against the Premises will not result from non-payment, then the Landlord shall not pay the same until such dispute has been resolved either by agreement of the Tenant or by the decision of a competent authority, and then only In the event that the Tenant has failed for a space of ten (10) days or more to make payment of the same.

(e)

As often as the same shall occur. the Tenant shall pay to the Landlord interest at the rate equal to three percent (3%) per annum above the prevailing prime rate then being published by the Landlord's bankers, on all payments of rents or additional rents each herein provided which have become overdue so long as such payments remain unpaid together with a fee equal to the greater of Twenty five Dollars ($25.00) or two percent (2%) of the monthly Basic Annual Rent then being paid hereunder, such fee to be applied towards the Landlord's administrative costs in collecting such rents.

(f)

The Tenant waives and renounces the benefit of any present or future law taking away or limiting the Landlord's rights against the property of the Tenant and notwithstanding any such law, the Landlord may seize and sell all the Tenant's goods and property, which at any time have been located within the Premises whether within the Premises or not, and apply the proceeds of such sale upon rent or additional rent outstanding and upon the costs of the seizure and sale in the same manner as might have been done If such law had not been passed. The Tenant further agrees that if it leaves the Premises, leaving any rent unpaid the Landlord in addition to any remedy otherwise provided by law, may seize and sell such goods and property of the Tenant at any place to which the Tenant or any other person may have removed them, in the same manner as if such goods and property had remained upon the Premises.

33.	WAIVERS BY LANDLORD

It Is expressly understood and agreed that remedies of the Landlord under this Lease are cumulative and the exercise by Landlord of any right or remedy for the default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or to alter. affect. or prejudice any other right or remedy or other rights or remedies, to which the Landlord may be lawfully entitled for the same default or breach, and any waiver by the Landlord of the strict observance, performance or compliance by the Tenant of or with any term, covenant, condition or agreement herein contained, or any indulgence granted by the Landlord to the Tenant shall not be deemed to be a waiver of any subsequent default or breach by the Tenant nor entitle the Tenant to any similar indulgence theretofore granted.

34.	DESTRUCTION AND DAMAGE BY FIRE ETC.

(a)

In the event that the Premises are damaged or destroyed by fire or any other hazard for which the Landlord is insured to an extent which renders the Premises untenantable, the Landlord shall allow an abatement of Basic Annual Rent Wholly or in part to an extent which recognizes the nature and extent of the damage until the Premises shall have been rebuilt, repaired, or made fit for the business of the Tenant. Any additional rent herein provided shall remain unaltered.

(b)

In the event that the Shopping Centre or any part thereof is damaged by fire or other hazard to an extent which cannot be restored within six (6) calendar months, then the Landlord may at its option within two (2) calendar months of occurrence of such damage terminate this Lease by serving upon Tenant one month's written notice and rent shall accrue to the date of termination only.

Thereafter Tenant shall have no further Interest In either the Shopping Centre or the Premises but shall remain liable for payment of rent and all other monies then due to Landlord hereunder.

35.	ALTERATION/DEMOLITION OF SHOPPING CENTRE ANDIOR PREMISES

Nothing contained in this Lease shall be construed so as to prevent Landlord from carrying out any alterations or additions to the Shopping Centre as it may In Its discretion think fit. Furthermore, the Landlord shall have the right to, at any time during the term of this Lease or any renewal term and from time to time, relocate the Premises to any other location in the Shopping Centre (the Other Location) that Landlord deems suitable, provided that, within f"lftaen (15) days of notice from the Landlord Tenant deems the Other Location to be unsuitable and the Landlord and the Tenant, acting reasonably, are unable to agree upon a further suitable location for the Premises within a further f"Jfl:een (15) days, then Tenant will, within ninety (90) days, vacate the PremIses.

Notwithstanding eny other provision of this Lease, the Landlord may terminate this Lease at any time upon giving to the Tenant twelve (12) months notice of such termination if it is the Landlord's intention to demolish or substantially renovate the Shopping Centre

36.	DAMAGE FROM WATER ETC.

The Landlord shall not be responsible for any loss, damage or expense caused by any overflow, seepage or leakage of water from any part of the Premises or from any other part of the Shopping Centre occasioned by the use, misuse or abuse of water or by breaking or bursting of any pipes or plumbing fixtures or by any accident or misadventure to or arising from the use and operation of machinery, elevators, escalators, heating apparatus, electric wiring and appliances, gas or other pipes and appliances or any fixtures or any other cause Whatsoever unless caused solely by the negligence of the Landlord, its servants or agents.

37.	LANDLORD NOT RESPONSIBLE FOR ANY LOSS. DAMAGE ETC.

The Landlord shall not be responsible for any loss, damage or expenses caused to any tenant's fixturee, fittings, goods, stock, machinery, facilities or any other chattels or personal property of the Tenant occasioned by any loss or peril whatsoever, save and except any such J08S occasioned solely by the negligence of the Landlord, its servants, agents or employees.

38.	NO CREATION OF PARTNERSHIP ETC.

Nothing contained in this Lease shall be construed as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto.

39.	NOTICES

Any notices to be given pursuant to this Lease shall be sufficiently given if served personally, or mailed by registered mail with postage prepaid and in. the case of the Landlord, addressed to the Landlord at its address aforesaid, and in the case of the Tenant, addressed to the Tenant at its address aforesaid or in the case of the Indemnifier, addressed to the Indemnifier at its address aforesaid or to such other places as the Landlord or Tenant or Indemnifier may from time to time designate in a written notice. The date of the receipt of any such notice given by mailing as aforesaid, shall be deemed conclusively to be the third business day after such mailing.

40.	OVERHOLDING

If at the expiration of the term of thIs Lease the Tenant shall hold over for any reason, the tenancy of the Tenant thereafter shall be from month to month only, and shall be SUbject to all terms and conditions of this Lease except as may be varied by written agreement to the contrary.

41.	REPRESENTATIONS

It is hereby agreed that there have been no representations made by or on behalf of the Landlord which are not set out in this Lease and that the Lease constitutes the entire agreement between the parties hereto.

42.	HEADINGS

The insertion of headings to clauses or sub-clauses is for the purpose of reference only and shall not affect the constitution or interpretation of this Lease.

43.	INTERPRETATIONN

Unless the contrary intention appears the words "Landlord", "Tenant" and "Indemnifier" shall mean respectively "Landlord, its successors and assigns", "Tenant, its successors and assigns" and "Indemnifier, its heirs or successors". Whenever the singular or the masculine or the neuter pronoun is used the same shall be construed as meaning the plural or maSCUline or feminine or body politic or corporate where the circumstances so require. The Landlord may perform any act hereunder in person or by and through an agent. In case of more than one Tenant the said grants, covenants, conditions, provisos, agreements. rights, powers, privileges and liabilities shall be construed and held to be several as well as joint. This Lease shall be construed In accordance with the laws of the Province of British Columbia.

IN WITNESS WHEREOF the parties hereto have caused their corporate seal to be hereunto affixed in the presence of the officers noted.

ARBUTUS SHOPPING CENTRE

SCHEDULE B TO OFFICE LEVEL LEASE

LEGAL DESCRIPTION OF SHOPPING CENTRE

All and singular that certain parcel or tract of land and premises situate, lying and being In the City of Vancouver, in the Province of British Columbia and more partlcular1y described as:

Lot 2, District Lot 526, Plan 14750. City of Vancouver

(a)	together with any additional areas used in conjunction therewith or

(b)	excluding any areas now Ineluded in the descrlpUon aforesaid which may be deleted by any minor amendment of boundaries which may be carried out from time to time.

B-1

ARBUTUS SHOPPING CENTRE

SCHEDULE C TO LEASE

LANDLORD AND TENANT'S WORK

LANDLORD'S WORK

The Landlord shall provide the Premises finished to the extent set out below and will cany out such work with all due diligence.

1.     Base Building

        A basic building other than improvements to the Tenant's Premises, containing the Premises substantially as shown on the plan attached to this Lease as Schedule "A".

2.       Storefront

        A storefront as it currently exists as at the date of this Offer to Lease.

3.        Demising Walls

         Perimeter demising walls as they currently exist as at the date of this Offer to Lease.

TENANT'S WORK

The Tenant will at its expense and subject to the provision of this Schedule "C" provide, furnish and install within the Premises all finishings, fixturing, architectural, electrical and mechanical work in addition to the Landlord's Work described herein to complete the construction of the Premises in accordance with the approved Tenant's plans and specifications and to obtain all required permits from the appropriate authorities and display same during construction and to equip the Premises ready for occupation and obtain and display the necessary occupancy permit (with a copy to be delivered to the Landlord) induding, but not limited to, the following:

1.	Storefront

Any modification to the storefront must conform to the Landlord's design criteria and will be paid for by the Tenant. Prior written approval for the design must be obtained from the Landlord.

2.	Signs

Signing, including lighting thereof, In accordance with the Landlord's design criteria. Prior written approval of the design must be obtained from the Landlord.

3.	Electrical Installation

The total electrical installation within the Premises conforming to applicable codes, including breakers in the panel, connection of air conditioning unit, lighting outlets, wirIng and installation of wall outlets and switches, emergency and exit lighting and electrical service to signs and water heater. If the gypsum board or other material selected by the Landlord to face the demising walls Is removed by the Tenant for the purpose of installing the Tenant's electrical services or having them inspected, then such gypsum board or other material shall be replaced by the Tenant.

4.	Telephone Services

All distribution and extensions of telephone conduit with the Premises and all intercom, communication. burglar alarms and signal systems required by the Tenant.

5.	Plumbing

All plumbing, piping, equipment, fixtures etc., to the specified project standards established by the Architect required to extend and connect plumbing services from fixtures to point of connection provided by the Landlord, induding provision for hot water that may be required by the Tenant (hot water tanks to be electric only). If water Inlet services in excess of those provided by the base building system are required, the Tenant may, at the discretion of the Landlord, be required to provide metering. The Tenant shall install a 2-plece washroom (handicap accessible, If required) in the Premises. If the gypsum board or other material selected by the Landlord to face the demising walls is removed by the Tenant for the purpose of installing the Tenant's plumbing services or haVing them inspected, then such gypsum board or other material shall be replaced by the Tenant.

C-1

Modifications and relocation of sprinkler system layout to suit the Tenanfs requirements. Any such revision to the sprinkler system layout shall be done by the Landlord's sprinkler consultant to ensure conformity to Insurance underwriting requirements and any work necessitated thereby performed by the Landlord's contractor at the Tenant's expense. Unit prices may be provided by the Landlord to the Tenant.

8.	Fire Protection

Any fire fighting, fire prevention, safety and emergency eqUipment or lighting in and about the Premises, additional to that Included In the base building system provided by the Landlord, required by an authority having jurisdiction.

9.	Interior Finishing

All other work, Interior finishes and installation (beyond those set out In the Landlord's Work), including without limiting the generality thereof, ceilings, floor covering, painting. show window enclosures and display platforms, partitions, special wall and ceiling finishes, vertical and horizontal transportation equipment. trade fixtures and security vaults, and all requirements of licensing, health and other authorities haVing Jurisdiction to the specified project standards established by the Architect. Access panels shall be provided in ceilings where removable tile ceiling systems are not used for access to either the Landlord's or the Tenant's eqUipment which may be located above such ceilings.

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